UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

Q2 HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On June 5, 2019, Q2 Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Stifel, Nicolaus & Company, Incorporated, acting as representatives of the several underwriters named therein (collectively, the “Underwriters”) and a selling stockholder named therein, relating to the public offering (the “Equity Offering”) by the Company of 2,517,986 shares of its common stock and by a selling stockholder of 120,000 shares of common stock (collectively, the “Firm Shares”). After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of the Firm Shares of approximately $167.4 million. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase from the Company up to an additional 395,698 shares of its common stock (the “Option Shares” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Shares will be sold pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2019 (File No. 333-231947). A prospectus supplement relating to the Equity Offering has been filed with the Securities and Exchange Commission (the “SEC”). The closing of the Equity Offering is expected to take place on June 10, 2019, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the Shares being sold is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Purchase Agreement

On June 5, we entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Stifel, Nicolaus & Company, Incorporated and BMO Capital Markets Corp., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue $275 million in aggregate principal amount of 0.75% Convertible Senior Notes due 2026 (the “Notes”) in a private placement (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $41.25 million aggregate principal amount of the Notes on the same terms and conditions.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Transactions

In connection with the Notes Offering, on June 5, 2019, the Company entered into privately negotiated capped call transactions with option counterparties, including certain of the Initial Purchasers or their affiliates (the “Capped Calls”). The Capped Calls each have an initial strike price of $88.6124 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes. The Capped Calls have initial cap prices of $139 per share. The Capped Calls cover, subject to anti-dilution adjustments, approximately 3.1 million shares of common stock of the Company. The Capped Calls are expected to offset the potential dilution to the common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the Notes, as the case may be, in the event the market price per share of common stock is greater than the strike price of the Capped Call, with such offset subject to a cap. If, however, the market price per share of the common stock exceeds the cap price of the Capped Calls, there would be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that the then-market price per share of the Common Stock exceeds the cap price. The Company expects to use approximately $35.4 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Calls.

The description of the Capped Calls contained herein is qualified in its entirety by reference to the Form of Capped Call Confirmation attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On June 4, 2019, the Company issued a press release announcing the Equity Offering. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On June 4, 2019, the Company issued a press release announcing the concurrent Notes Offering. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

On June 5, 2019, the Company issued a press release announcing the pricing of the Equity Offering. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

On June 5, 2019, the Company also issued a press release announcing the pricing of the concurrent Notes Offering. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Equity Offering and the Notes Offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Equity Offering and the Notes Offering, such uncertainties and circumstances include whether Q2 will consummate the offerings, the use of the net proceeds from the offerings, and whether the capped call transactions will become effective. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting agreement, dated June 5, 2019 by and among Q2 Holdings, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein, and a selling stockholder named therein

5.1	Opinion of DLA Piper LLP (US)

10.1	Purchase Agreement, dated June 5, 2019 by and among Q2 Holdings, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Stifel, Nicolaus & Company, Incorporated and BMO Capital Markets Corp., as representatives of the several initial purchasers named therein

10.2	Form of Capped Call Confirmation

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated June 4, 2019, issued by the Company

99.2	Press Release, dated June 4, 2019, issued by the Company

99.3	Press Release, dated June 5, 2019, issued by the Company

99.4	Press Release, dated June 5, 2019, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: June 6, 2019	By:	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer